M I N E  L E A S E
                               ------------------

This agreement of lease made and entered into this 6th day of April, 1998, by and between Michael M. Chaffee, Bruce Cooper, Raymond Baptista and Bryan Jackowitz whose principal address is 28281 Crown Valley Parkway, Laguna Niguel, California, 92677 (Lessor) and The Summa Metals Corporation whose principal address is 28281 Crown Valley Parkway, Laguna Niguel, California, 92677.

Whereas:       Lessor has the right and title to certain property, and;

Whereas:       Lessee desires to lease said premises, and;

Therefor:      the parties hereto agree as follows:

That the Lessor for and in consideration of one hundred dollars, cash in hand paid, receipt of which is hereby acknowledged, and of the covenants and agreements hereinafter performed, does grant, convey, demise and let exclusively unto the said Lesee that certain tract of land situate in the Count of Inyo, State of California, further described as follows:

                    CLAIM NAME   CAMC NUMBER      LOCATION
                     Deep Gold      273074         4-1-98

for the sole purpose of exploring, operating and mining precious and other minerals and to sell the products thereof. Lessee shall perform or have performed a minimum of forty (40) man-hours of constructive work on the claim per year, which may be accumulated over a period of two years to total 80 man-hours of five days each in a two year period.

The Lessee agrees to keep said premises free and clear of all costs, liens and encumbrances done, made or suffered by permit, the Lessor to place and maintain in a conspicuous place upon said premises as such shall be lawfully necessary to protect the Lessor against such claims.

It is agreed that this lease shall remain in force for a term of twenty years from this date, and may be extended for twenty years if all above conditions have been met.

Witness our hand(s) the day and year first above written:

/s/ Michael Chaffee                     /s/ Raymond Baptista
    -------------------------------         ------------------------------------
    Michael Chaffee                         Raymond Baptista


/s/ Brian Jackowitz                     /s/ Bruce Cooper
    -------------------------------         ------------------------------------
    Brian Jackowitz                         Bruce Cooper


/s/ Raymond C. Baptista
    -------------------------------
    The Summa Metals Corporation, Lessee
    Raymond Baptista,
    Ex. V.P, CFO